As filed with the Securities and Exchange Commission on August 26, 1996
                                                     Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                             BELL MICROPRODUCTS INC.
             (Exact name of Registrant as specified in its charter)
                           ---------------------------

            California                                     94-3057566
    (State of incorporation)                (I.R.S. Employer Identification No.)

                              1941 Ringwood Avenue
                               San Jose, CA 95131
   (Address, including zip code, of Registrant's principal executive offices)
                           ---------------------------

           1988 INCENTIVE STOCK PLAN (As Amended Through May 23, 1996)
         EMPLOYEE STOCK PURCHASE PLAN (As Amended Through May 23, 1996)
                            (Full title of the plan)
                           ---------------------------

                                 W. Donald Bell
                      President and Chief Executive Officer
                             Bell Microproducts Inc.
                               San Jose, CA 95131
                                  (408)451-9400
(Name, address, and telephone number, including area code, of agent for service)

                                    Copy to:
                            Donna M. Petkanics, Esq.
                               Tor R. Braham, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (415) 493-9300

                                                   CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                              Proposed        Proposed
                                                                               Maximum        Maximum
                    Title of Each Class                       Amount          Offering       Aggregate      Amount of
                     of Securities to                          to be            Price         Offering    Registration
                       be Registered                       Registered(1)      Per Share        Price           Fee
- -------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
  To be issued under 1988 Incentive Stock Plan          300,000 shares(2)      $7.375(4)     $2,212,500       $762.93
  To be issued under Employee Stock Purchase Plan       145,000 shares(3)      $6.375(5)       $924,375       $318.75
                TOTAL                                   445,000 shares                       $3,136,875     $1,081.68
=========================================================================================================================


(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided into two categories.
(2) An additional 1,435,336 shares reserved for issuance under the 1988 Incentive Stock Plan were registered under the Registration Statements on Form S-8 numbered 33-66580, 33-83398 and 33-95968 filed with the Securities and Exchange Commission (the "Commission") on July 29, 1993, August 29, 1994, and August 17, 1995, respectively.
(3) The remaining 235,000 shares reserved for issuance under the Employee Stock Purchase Plan were registered under the Registration Statements on Form S-8 numbered 33-66580, 33-83398 and 33-95968 filed with the Commission on July 29, 1993, August 29, 1994, and August 17, 1995, respectively.
(4) Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933. Such computation is based on the estimated exercise price of $7.375 per share, which represents the average of the high and low sales prices per share of Bell Microproducts Inc. Common Stock as reported in the Nasdaq National Market on August 21, 1996.
(5) The price of $6.375 per share, computed in accordance with Rule 457(c) under the Securities Act of 1933, is 85% of the average of the high and low sales prices per share of Common Stock as reported in the Nasdaq National Market on July 1, 1996, the most recent Enrollment Date. Pursuant to
     Section 2(o) of the Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or on the Exercise Date.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 14, 1993, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was declared effective by the Commission on June 14, 1993, including any amendment or report filed for the purpose of updating such description.

         2. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

         5.       The  Registrant's  Reports on Form 8-K dated  January 11, 1996 and February 27, 1996, respectively, as filed with the Commission on January 16, 1996 and March 1, 1996, respectively.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by refer ence in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.           Description of Securities.

         Not applicable.


Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 317 of the California General Corporation Law (the "CGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").
Article IV of the Registrant's Articles of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the CGCL. The Registrant has also entered into agreements with its officers and directors that may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from any acts or omissions or transactions from which a director may not be relieved of liability under the
CGCL), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. The Registrant has obtained directors' and officers' insurance pursuant to said agreements.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

 Number                      Document
- --------          ------------------------------------

  4.1             1988 Incentive Stock Plan, as amended through May 23, 1996.


  4.2*            The forms of Option  Agreement  used under the 1988  Incentive
                  Stock Plan.


  4.3             Employee Stock Purchase Plan, as amended through May 23, 1996.


  4.4*            The forms of Option  Agreement  used under the Employee  Stock
                  Purchase Plan.


  5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the securities being registered.


  23.1            Consent of Price Waterhouse LLP, Independent Accountants.


  23.2            Consent  of Wilson  Sonsini  Goodrich & Rosati  (contained  in
                  Exhibit 5.1).


 24.1             Power of Attorney (See page II-4).

- -------------------------
* Incorporated by reference to exhibit filed with the Registrant's Registration Statement on Form S-8 (File No. 33-83398) filed on August 29, 1994.


Item 9.           Undertakings.

           (a)    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 26th day of August, 1996.

                                  BELL MICROPRODUCTS INC.


                                  By:      /s/ W. Donald Bell

                                           -------------------------------------
                                           W. Donald Bell
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Donald Bell and Remo Canessa, and each of them, jointly and severally, his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 26, 1996 by the following persons in the capacities indicated.


      SIGNATURE                              TITLE
- ------------------------------- ------------------------------------------------
/s/ W. Donald Bell
- -------------------------       President and Chief Executive Officer (Principal
W. Donald Bell                  Executive Officer) and Director

/s/ Remo E. Canessa
- -------------------------       Chief Financial Officer, Corporate Controller
Remo E. Canessa                 and Secretary (Principal Financial and
                                Accounting Officer)

/s/ Glenn E. Penisten
- -------------------------       Director
Glenn E. Penisten

/s/ Gordon A. Campbell
- -------------------------       Director
Gordon A. Campbell

/s/ Jon H. Beedle
- -------------------------       Director
Jon H. Beedle

/s/ Edward L. Gelbach
- -------------------------       Director
Edward L. Gelbach


                                INDEX TO EXHIBITS

                                                                                         Sequentially
     Exhibit                                                                               Numbered
     Number                          Description                                             Page
- -------------- -------------------------------------------------------------------    ------------------

     4.1       1988 Incentive Stock Plan, as amended through May 23, 1996.

     4.2*      The forms of Option Agreement used under the 1988 Incentive Stock
               Plan.

     4.3       Employee Stock Purchase Plan, as amended through May 23, 1996.

     4.4*      The forms of Option  Agreement  used  under  the  Employee  Stock
               Purchase Plan.

     5.1       Opinion  of  Wilson  Sonsini  Goodrich  &  Rosati,   Professional
               Corporation, with respect to the securities being registered.

     23.1      Consent of Price Waterhouse LLP, Independent Accountants.

     23.2      Consent of Counsel (contained in Exhibit 5.1).

     24.1      Power of Attorney (See page II-4).

- ---------------------
* Incorporated by reference to exhibit filed with the Registrant's Registration Statement on Form S-8 (File No. 33-83398) filed on August 29, 1994.